UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2024

ONYX ACQUISITION CO. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41003	98-1584432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 5th Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 974-2844

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ONYXU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ONYX	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ONYXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2024, Onyx Acquisition Co. I (the “Company”) received written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff had approved the Company’s application to transfer the listing of its Class A ordinary shares, warrants, and units (the “Company’s Securities”) from the Nasdaq Global Market to the Nasdaq Capital Market. The Company’s Securities will be transferred to the Nasdaq Capital Market at the open of business on April 29, 2024. The Class A ordinary shares, warrants, and units will continue to trade under the symbols “ONYX,” “ONYXW,” and “ONYXU,” respectively, and trading of the Company’s Securities will be unaffected by the transfer. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market.

As previously disclosed, on April 5, 2024, the Company received written notices from the Staff stating that the Company did not meet (a) the $15,000,000 minimum market value of publicly held shares required to maintain continued listing on the Nasdaq Global Market as set forth in Nasdaq’s Listing Rule 5450(b)(2)(C) for the 30-business day period ended April 3, 2024, and (b) the minimum 1,100,000 publicly held shares required to maintain continued listing as set forth in Nasdaq’s Listing Rule 5450(b)(2)(B). Upon the transfer of the listing of the Company’s Securities to the Nasdaq Capital Market, these Nasdaq Global Market deficiencies will be resolved because the Company meets the continued listing standards for the Nasdaq Capital Market as of the date hereof.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K (this “Report”) may be considered forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 with respect to the Company’s ability to regain and maintain compliance with Nasdaq Listing Rule 5450(b) or to transfer its securities to the Nasdaq Capital Market. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company or its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this Report represent the views of the Company as of the date of this Report. Subsequent events and developments may cause that view to change. However, while the Company may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	ONYX ACQUISITION CO. I

	By:	/s/ Michael Stern
	Name:	Michael Stern
	Title:	Director, Chairman and Chief Executive Officer

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